Exhibit 10.5

AMENDING AGREEMENT

(Amendment to Loan Agreement)

THIS AMENDING AGREEMENT is dated for reference August 5, 2026 (this “Amendment”), and is made

BETWEEN:

RAIN COMMUNICATIONS CORP., a company registered in the Province of British Columbia

(the “Lender”);

AND:

BLUE LINE HOLDINGS INC., a company registered in the State of Colorado

(the “Borrower”).

WHEREAS the Lender and the Borrower entered into a loan agreement dated for reference December 15, 2025 (the “Loan Agreement”), pursuant to which the Lender advanced to the Borrower the principal sum of Twenty-Five Thousand United States Dollars (US $25,000) (the “Loan”);

AND WHEREAS the Loan Agreement provides that the term of the Loan ends, and the Loan is repayable, on or before June 30, 2026;

AND WHEREAS the Lender and the Borrower wish to amend the Loan Agreement to extend the term of the Loan and the repayment date, and the Borrower has agreed to issue additional common shares to the Lender in consideration of such extension, on the terms set out in this Amendment;

NOW THEREFORE in consideration of the premises and the mutual covenants and agreements set out in this Amendment (including the issuance of the Additional Bonus Shares described below), and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.	Defined Terms. Capitalized terms used but not otherwise defined in this Amendment have the respective meanings given to them in the Loan Agreement. This Amendment and the Loan Agreement shall be read together as a single agreement.

2.	Extension of Term. Section 9 (Term of Loan) of the Loan Agreement is deleted in its entirety and replaced with the following: “The term of the Loan will end February 28, 2027.”

3.	Extension of Repayment Date. The first sentence of Section 10 (Repayment of Loan) of the Loan Agreement is deleted in its entirety and replaced with the following: “The Borrower will repay the loan on or before February 28, 2027.” For greater certainty, the Borrower may continue to prepay the Loan at any time without penalty in accordance with Section 11 (Prepayment of Loan) of the Loan Agreement.

4.	Consideration — Additional Bonus Shares. In consideration of the extension of the term and repayment date of the Loan, the Borrower will issue to the Lender 10,000 common shares of the Borrower (the “Additional Bonus Shares”) as fully paid and non-assessable shares. The Additional Bonus Shares are in addition to, and do not replace, the Bonus Shares previously issued under the Loan Agreement.

5.	Restricted Securities; U.S. Securities Law Holds. The Additional Bonus Shares have not been registered under the United States Securities Act of 1933 and may not be offered or sold in the U.S. or to U.S. Persons unless registered or an exemption is available.

6.	Amendment to Promissory Note. The promissory note issued by the Borrower to the Lender as Schedule “A” to the Loan Agreement is deemed amended so that each reference therein to “June 30, 2026” is read as a reference to “February 28, 2027,” and the parties will, if requested, execute and deliver a replacement promissory note reflecting the amended maturity date.

7.	Ratification. Except as expressly amended by this Amendment, the Loan Agreement remains unamended and in full force and effect, and is hereby ratified and confirmed by the parties. In the event of any conflict between this Amendment and the Loan Agreement, this Amendment governs.

8.	Governing Law. This Amendment is governed by, and shall be construed in accordance with, the laws of the Province of British Columbia and the federal laws of Canada applicable therein, and the parties attorn to the non-exclusive jurisdiction of the courts of British Columbia.

9.	Further Assurances; Counterparts. The parties will execute and deliver such further documents and do such further acts as may be reasonably required to give effect to this Amendment. This Amendment may be executed in counterparts and delivered electronically, each of which is deemed an original and all of which together constitute one and the same agreement.

IN WITNESS WHEREOF the parties have executed and delivered this Amendment as of the date first written above.

RAIN COMMUNICATIONS CORP.

/s/ Ralph Biggar
Authorized Signatory

BLUE LINE HOLDINGS INC.

By:	/s/ Joseph C. Henn
Joseph C. Henn, Chief Executive Officer